CARTA CONVENIO DE ADHESIÓN AL CONTRATO FIDEICOMISO GLOBAL DE INVERSIÓN NEUTRA NO. F/0045, DE FECHA 18 DE MARZO DE 1996, QUE SUSCRIBEN POR UNA PARTE MINERA FRISCO, S.A.B. DE C.V., REPRESENTADA EN ESTE ACTO POR QUINTÍN HUMBERTO BOTAS HERNÁNDEZ Y ALEJANDRO ARCHUNDIA BECERRA (EL FIDEICOMITENTE ADHERENTE) Y POR LA OTRA PARTE BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA, DIVISIÓN FIDUCIARIA REPRESENTADA EN ESTE ACTO POR SU DELEGADO FIDUCIARIO, C.P. JOSÉ ALEJANDRO MORALES SOTARRIBA (EL FIDUCIARIO), AL TENOR DE LOS ANTECEDENTES, DECLARACIONES Y CLÁUSULAS SIGUIENTES:

A N T E C E D E N T E S

1.

Con fecha 18 de marzo de 1996, se celebró el Contrato de Fideicomiso Global de Inversión Neutra, al cual se le asignó el número F/0045 de Banco Inbursa, S.A., Institución de Banca de Múltiple, Grupo Financiero Inbursa, División Fiduciaria, como fiduciario, protocolizado mediante la escritura 106,570, otorgada ante el licenciado Luis Felipe del Valle Prieto Ortega, notario público número 20 del Distrito Federal, el cual fue modificado mediante la celebración de un convenio modificatorio protocolizado mediante escritura 106,716 de fecha 25 de mayo de 2001 otorgada ante la fe de Ignacio Soto Borja y Anda, notario público número 129 del Distrito Federal, (en adelante el Fideicomiso), copia del Fideicomiso se agrega a la presente Carta Convenio como Anexo 1.

2.

Con fecha 5 de enero de 2011, el Comité Técnico del Fideicomiso, aprobó la admisión del Fideicomitente Adherente en el Fideicomiso, y con esta misma fecha se instruyó al Fiduciario para celebrar esta Carta Convenio; copia del acta de la Sesión del Comité Técnico y de las instrucciones giradas a este Fiduciario se agregan a la presente Carta Convenio como Anexo 2.

3.

Que las acciones representativas del Fideicomitente Adherente se encuentran inscritas en el Registro Nacional de Valores, como consta en el oficio No. 153/30301/2011 de fecha 3 de enero de 2011, emitido por la Comisión Nacional Bancaria y de Valores y cotizan en la Bolsa Mexicana de Valores, S.A.B. de C.V., bajo la clave de pizarra MFRISCO (las “Acciones”).

D E C L A R A C I O N E S

1.

Declara el Fideicomitente Adherente por conducto de sus representantes, bajo protesta de decir verdad que:

1.1

Es una sociedad anónima bursátil constituida de conformidad con la legislación de los Estados Unidos Mexicanos.

1.2

Están debidamente facultados para la celebración de esta Carta Convenio y que sus facultades no les ha sido revocadas, restringidas o limitadas en forma alguna.

1.3

La celebración de la presente Carta Convenio de Adhesión y el cumplimiento de sus obligaciones conforme al mismo no contravienen, ni contravendrán, ni resultan ni resultarán en un incumplimiento de, o violan, y el mismo no se encuentra prohibido por ninguna ley aplicable.

1.4

No tiene limitación legal, contractual ni de ninguna autoridad judicial, administrativa o de cualquier otra índole para celebrar la presente Carta Convenio de Adhesión y dar cumplimiento a las obligaciones a su cargo conforme a la misma.

1.5

Reconoce la personalidad y facultades del delegado del Fiduciario para comparecer en su nombre y representación a la celebración de la presente y para que asuma, con base en dicha representación, todos y cada uno de los derechos y obligaciones conforme al presente.

1.6

Conoce las cláusulas del Fideicomiso y manifiesta su interés en adherirse al mismo con el fin de que el Fiduciario reciba Acciones representativas de su capital social y con base en las mismas, el Fiduciario emita certificados de participación ordinarios no amortizables, en lo sucesivo, los CPO´s, de conformidad con la legislación aplicable.

2.

Declara el Fiduciario por conducto de su delegado fiduciario, bajo protesta de decir verdad que:

1.1

Es una Institución de Crédito que existe legalmente en términos de la legislación mexicana.

1.2

Su representante cuenta con los poderes y facultades necesarias y suficientes para celebrar válidamente el presente instrumento.

C L Á U S U L A S

Primera. El Fideicomitente Adherente se adhiere como fideicomitente al Fideicomiso, asumiendo todas y cada una de las obligaciones y/o derechos previstos para los fideicomitentes en dicho fideicomiso, por lo que a partir de la fecha de firma de la presente Carta Convenio se entenderá comprendido dentro del término “Fideicomitente” en el Fideicomiso.

Segunda. El Fideicomitente Adherente en este acto entrega al Fiduciario y éste se da por recibido de la cantidad de $35,OOO.OO (Treinta y cinco  mil pesos 00/100 M.N.)] como aportación al Patrimonio del Fideicomiso.

El Fiduciario emitirá CPO’s que amparen hasta 915’000,000 (novecientas quince millones) de Acciones, sujeto a la obtención previa de las autorizaciones de su Comité Técnico, de las autoridades respectivas del sistema financiero y del clausulado del Acta de Emisión que se otorgue.

Tercera. El Fideicomitente Adherente en este acto reconoce y acepta tener pleno conocimiento de todos los términos y condiciones del Fideicomiso, y se obliga en los términos y condiciones del mismo.

Cuarta. El Fideicomitente Adherente se obliga a pagar al Fiduciario, por concepto de honorarios los establecidos en el Anexo 3 de este instrumento.

Quinta.- Los honorarios del representante común de los tenedores de CPO´s, así como los demás gastos que sea necesario erogar con motivo o en cumplimiento de cada emisión y las cuotas y/o derechos que en su caso haya que cubrir a la S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V., como depositario de los valores, a la Comisión Nacional Bancaria y de Valores y a la Bolsa Mexicana de Valores, S.A.B. de C.V., serán a cargo del Fideicomitente Adherente.

Sexta.- Para todos los avisos, notificaciones y/o comunicaciones que en términos de esta Carta Convenio o del contrato de Fideicomiso deban realizarse al Fideicomitente Adherente, este último señala el siguiente domicilio:

Domicilio:

“Plaza Carso”

Lago Zurich 245, Edificio “Frisco”, piso 7,

Colonia Ampliación Granada,

C.P. 11529, Distrito Federal.

Séptima. Para todo lo relativo a la interpretación y cumplimiento de la presente carta convenio, las partes convienen en sujetarse a los tribunales competentes y leyes aplicables en la Ciudad de México, Distrito Federal, renunciando a cualesquier otros fueros que pudieren corresponderles con motivo de sus domicilios actuales o futuros.

Enteradas las partes del contenido y alcances del presente convenio, lo firman de conformidad en la Ciudad de México, Distrito Federal, a los 5 días del mes de enero de 2011.

_________________________ El Fideicomitente Adherente Por: Quintín Humberto Botas Hernández	_________________________ El Fiduciario Por: José Alejandro Morales Sotarriba
_________________________ El Fideicomitente Adherente Por: Alejandro Archundia Becerra

[ENGLISH LANGUAGE TRANSLATION FOR CONVENIENCE PURPOSES ONLY]

LETTER AGREEMENT REGARDING THE JOINDER TO THE GLOBAL NEUTRAL INVESTMENT TRUST NO. F/0045, DATED AS OF MARCH 18, 1996, BY AND BETWEEN MINERA FRISCO, S.A.B. DE C.V., REPRESENTED HEREIN BY QUINTÍN HUMBERTO BOTAS HERNÁNDEZ AND ALEJANDRO ARCHUNDIA BECERRA (THE JOINING SETTLOR) AND BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA, TRUST DIVISION, REPRESENTED HEREIN BY ITS TRUST DELEGATE, JOSÉ ALEJANDRO MORALES SOTARRIBA (THE TRUSTEE), PURSUANT TO THE FOLLOWING RECITALS, REPRESENTATIONS AND CLAUSES:

R E C I T A L S

1. On March 18, 1996, the Global Neutral Investment Trust Agreement, to which number F/0045 was allocated, was entered into by BancoInbursa, S.A., Institución de BancaMúltiple, GrupoFinancieroInbursa, Trust Division, as trustee, and notarized as evidenced in public instrument number 106,570, granted before Mr. Luis Felipe del Valle Prieto Ortega, notary public number 20 for the Federal District, which agreement was amended through the execution of an amendment agreement notarized as evidenced in public instrument number 106,716, dated as of May 25, 2001, granted before Mr. Ignacio Soto Borja y Anda, notary public number 129 for the Federal District (hereinafter, the Trust). A copy of the Trust is attached to this Letter Agreement as Exhibit 1.

2. On January 5, 2011, the Technical Committee of the Trust approved the admission of the Joining Settlor to the Trust, and on such date the Trustee was instructed to enter into this Joinder Agreement; a copy of the minutes of the meeting of the Technical Committee and of the instructions given to this Trustee are attached to this Joinder Agreement as Exhibit 2.

3. The shares of capital stock of the Joining Settlor are registered with the National Securities Registry, as evidenced in official communication No. 153/30301/2011, dated January 3, 2011, issued by the National Banking and Securities Commission, and are listed on the Bolsa Mexicana de Valores, S.A.B. de C.V., with ticker symbol MFRISCO (the “Shares”).

R E P R E S E N T A T I O N S

1.

The Joining Settlor, through its attorneys-in-fact, under oath of telling the truth, represents that:

1.1

It is a sociedadanónimabursátil organized in accordance with the laws of the United Mexican States.

1.2

They are duly authorized to enter into this Letter Agreement and their authority has not been revoked, restricted or limited in any manner.

1.3

The execution of this Joinder Letter Agreement and the performance of its obligations hereunder do not and will not violate, and do not and will not result in a violation of, any applicable law, and the same is not prohibited by any such law.

1.4

It has no limitation, whether legal, contractual or under a judicial, administrative or other type of authority, to enter into this Joinder Letter Agreement, and perform its obligations hereunder.

1.5

It acknowledges the legal capacity and authority of the delegate of the Trustee to appear in its name and on its behalf at the execution of this Letter Agreement and to assume, pursuant to such representation, each and all of the rights and obligations hereunder.

1.6

It is knowledgeable of all the clauses of the Trust Agreement and expresses its intent to join the same in order for the Trustee to receive Shares and, with such Shares as underlying assets, issue non-redeemable ordinary participation certificates, hereinafter CPOs, in accordance with applicable law.

2.

The Trustee, through its trust delegate, under oath of telling the truth, represents that:

2.1

It is a credit institution legally existent in accordance with Mexican law.

2.2

Its representative has the necessary and sufficient powers of attorney and authority to validly enter into this agreement.

C L A U S E S

First.  The Joining Settlor hereby becomes a party to the Trust as settlor, assuming each and all of the obligations and/or rights set forth for the settlors in the Trust and, therefore, as of the date of execution of this Letter Agreement, it will be deemed to be a “Settlor” under the Trust.

Second.  The Joining Settlor hereby delivers to the Trustee, who hereby acknowledges receipt of, the amount of 35,000.00 Pesos (thirty five thousand and no/100 Pesos, currency of Mexico) as contribution to the Assets of the Trust.

The Trustee will issue CPOs that represent up to nine hundred fifteen million (915,000,000) Shares, subject to the prior authorizations by the Technical Committee and the respective financial authorities, and to the provisions of the Issuance Indenture to be executed.

Third.The Joining Settlor hereby acknowledges and accepts that it has full knowledge of all of the terms and conditions of the Trust, and agrees to be bound by such terms and conditions.

Fourth.  The Joining Settlor agrees to pay to the Trustee, as fees, the amounts set forth in Exhibit 3 hereto.

Fifth.  The fees of the common representative of the holders of CPOS, as well as all other expenses that may be necessary with respect to or in order to comply with each issuance, and the fees and/or dues that, if applicable, are payable to the S.D. IndevalInstituciónpara el Depósito de Valores, S.A. de C.V., as depositary of the securities, the National Banking and Securities Commission and the Bolsa Mexicana de Valores, S.A.B. de C.V., will be payable by the Joining Settlor.

Sixth.  For purposes of all notices and/or communications that must be given to the Joining Settlor pursuant to this Letter Agreement or the Trust, the Joining Settlor hereby designates the following address:

Address:

“Plaza Carso”

Lago Zurich 245, Edificio “Frisco”, 7th floor,

Colonia Ampliación Granada,

C.P. 11529, Distrito Federal

Seventh.  For all matters related to the construction and performance of this letter agreement, the parties agree to submit to the competent courts and applicable laws in Mexico City, Federal District, hereby waiving any other jurisdiction they may be entitled to as a result of their present or future domiciles.

Knowledgeable of the contents and scope of this agreement, the Parties hereby execute it in acceptance in Mexico City, Federal District, on January 5, 2011.

/s/ QuintínHumbertoBotas Hernández

____________________________________

The Joining Settlor

By: QuintínHumbertoBotas Hernández

/s/ Alejandro Archundia Becerra

____________________________________

The Joining Settlor

By: Alejandro Archundia Becerra

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/s/ José Alejandro Morales Sotarriba

____________________________________

The Trustee

By: José Alejandro Morales Sotarriba

Signature page corresponding to the Joinder Agreement dated as of January 5, 2011 entered into by and between BancoInbursa, S.A., Institución de BancaMúltiple, GrupoFinancieroInbursa, Trust Division, and Minera Frisco, S.A.B. de C.V.

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